                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77Q1

                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                SUB-ITEM 77Q1(a)

                         MANUFACTURERS INVESTMENT TRUST

The following amendments were made to the Registrant's Declaration of Trust:

Termination of Portfolios due to Mergers
Addition of Series III Shares
Portfolio Name Changes
Addition of Twelve New Portfolios

                         MANUFACTURERS INVESTMENT TRUST


                                 TERMINATION OF
             TELECOMMUNICATIONS TRUST, INTERNET TECHNOLOGIES TRUST,
              MID CAP GROWTH TRUST AND MID CAP OPPORTUNITIES TRUST,
                 EACH A SERIES OF MANUFACTURERS INVESTMENT TRUST

        The undersigned, constituting a majority of the Trustees of Manufacturers Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to power conferred on the Trustees by the Agreement and Declaration of Trust of the Trust dated September 29, 1988, do hereby terminate and abolish each of the series of the Trust set forth below and the establishment and designation thereof.

Telecommunications Trust
Internet Technologies Trust
Mid Cap Growth Trust
Mid Cap Opportunities Trust

        In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 1st day of May, 2003.


___________________________                       _____________________________
Don B. Allen                                      John D. Richardson


___________________________                       _____________________________
Charles L. Bardelis                               F. David Rolwing


___________________________                       _____________________________
Samuel Hoar                                       John D. DesPrez III


The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.

                         MANUFACTURERS INVESTMENT TRUST


                          Establishment and Designation
                          Of Additional Class of Shares



        The undersigned, being a majority of the Trustees of Manufacturers Investment Trust (the "Trust"), acting pursuant to Section 4.1(b) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby establish and designate a third class of shares of each series of the Trust as follows:

   1. Each series of the Trust has two classes of shares one of which is designated "Series I" shares of beneficial interest and the other of which is designated "Series II" shares of beneficial interest.

   2. The third class of shares is designated "Series III" shares of beneficial interest.

   3. Series III shares of beneficial interest shall be entitled to all the rights and preferences accorded Shares under the Declaration of Trust.

   4. The rights and preferences of Series III shares of beneficial interest shall be established by the Trustees of the Trust in accordance with the Declaration of Trust and shall be set forth in the Trust's Multiclass Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as such plan may be amended from time to time.

        In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 1st day of July, 2003.


___________________________                       _____________________________
Don B. Allen                                      John D. Richardson


___________________________                       _____________________________
Charles L. Bardelis                               F. David Rolwing


___________________________                       _____________________________
Samuel Hoar                                       John D. DesPrez III


The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.





                         MANUFACTURERS INVESTMENT TRUST




                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)





        The undersigned, being a majority of the Trustees of Manufacturers Investment Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby redesignate the Series of Shares set forth below, such Series to continue to have the relative rights and preferences described in
Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.


        "U.S. Large Cap Value" redesignated as "U.S. Large Cap"
        "Capital Opportunities" redesignated as "Strategic Value"
        "Tactical Allocation redesignated as "Global Allocation"

        In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 1st day of May, 2003.


___________________________                       _____________________________
Don B. Allen                                      Charles L. Bardelis


___________________________                       _____________________________
John D. DesPrez, III                              Samuel Hoar


___________________________                       _____________________________
John D. Richardson                                F. David Rolwing


The Agreement and Declaration of Trust of the Trust, September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.



                         MANUFACTURERS INVESTMENT TRUST



                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)



        The undersigned, being a majority of the Trustees of Manufacturers Investment Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby establish and designate the following new Series of Shares (as defined in the Declaration of Trust), such Series of Shares to have the following special and relative rights:


   1. The new Series of Shares shall be designated:



   1. American Growth Trust

   2. American International Trust

   3. American Blue Chip Income and Growth Trust

   4. American Growth-Income Trust



2. The new Series of Shares shall have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.

        In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 1st day of May, 2003.


___________________________                       _____________________________
Don B. Allen                                      John D. Richardson


___________________________                       _____________________________
Charles L. Bardelis                               F. David Rolwing


___________________________                       _____________________________
Samuel Hoar                                       John D. DesPrez III


The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.


                         MANUFACTURERS INVESTMENT TRUST


                          Establishment and Designation
              of Additional Series of Shares of Beneficial Interest
                           ($0.01 par value per share)



        The undersigned, being a majority of the Trustees of Manufacturers Investment Trust (the "Trust"), acting pursuant to Section 4.1(a) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby establish and designate the following new Series of Shares (as defined in the Declaration of Trust), such Series of Shares to have the following special and relative rights:

   1. The new Series of Shares shall be designated:


      1. Natural Resources Trust

      2. Real Return Bond Trust

      3. Mid Cap Core Trust

      4. Large Cap Value Trust

      5. Quantitative All Cap Trust

      6. Emerging Growth Trust

      7. Special Value Trust

      8. Small Cap Opportunities Trust



2. The new Series of Shares shall have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.

        In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 1st day of May, 2003.


___________________________                       _____________________________
Don B. Allen                                      John D. Richardson


___________________________                       _____________________________
Charles L. Bardelis                               F. David Rolwing


___________________________                       _____________________________
Samuel Hoar                                       John D. DesPrez III


The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.

                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                SUB-ITEM 77Q1(b)


      Please refer to Sub-item 77D for information regarding this Sub-item.

                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                SUB-ITEM 77Q1(d)

      Please refer to Sub-item 77I for information regarding this Sub-item

                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                SUB-ITEM 77Q1(e)


The following are attached:

Amendment to the Registrant's advisory agreement dated May 1, 2003 Subadvisory Agreement between Manufacturers Securities Services, LLC and Fund Asset Management, L.P. dated May 1, 2003.


                         MANUFACTURERS INVESTMENT TRUST
              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT


         AMENDMENT made this 1st day of May, 2003, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended and restated May 1, 1999, as amended, and between Manufacturers Investment Trust, a Massachusetts business trust (the "Trust") and Manufacturers Securities Services, LLC, a Delaware limited liability company ("MSS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.      CHANGE IN APPENDIX A

        Appendix A to this Agreement is revised to reflect the addition of new portfolios (the "Portfolios") as set forth in Appendix A to this Amendment and to decrease the advisory fee for the All Cap Value Trust.

2.      EFFECTIVE DATE

               This Amendment shall become effective with respect to each Portfolio on the later of:

(i)      the date of its execution,

(ii)     approval by the Board of Trustees of the Trust of this Amendment, and

(iii) if applicable, the date of the meeting of shareholders (or sole shareholder, if applicable) of the Portfolio called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Portfolio.



MANUFACTURERS INVESTMENT TRUST



By:  ___________________________
     James D. Gallagher, President

MANUFACTURERS SECURITIES SERVICES, LLC

By:  The Manufacturers Life Insurance Company (U.S.A.), its managing member



By:  ___________________________
     John D. DesPrez, III, President

                                   APPENDIX A


New Portfolios


                                                                   BETWEEN
                                                 BETWEEN         $200 MILLION     BETWEEN
                                   FIRST      $50 MILLION AND     AND $500     $500 MILLION    EXCESS OVER
          PORTFOLIO             $50 MILLION   $200 MILLION         MILLION     AND $1 BILLION  $1 BILLION
---------------------------     -----------   ---------------    ------------  --------------  ------------
 Natural Resources Trust...        0.950%           0.900%           0.900%        0.900%          0.900%
 Real Return BondTrust.....        0.600%           0.600%           0.600%        0.600%          0.600%
 Special ValueTrust........        0.900%           0.900%           0.900%        0.850%          0.850%
 Small Cap OpportunitiesTrust      0.900%%          0.900%           0.900%        0.850%          0.850%
Emerging Growth Trust              0.700%           0.700%           0.700%        0.700%          0.700%
Quantitative All Cap Trust         0.650%           0.600%           0.600%        0.600%          0.600%

                                                                      BETWEEN
                                                     BETWEEN        $50 MILLION       BETWEEN
                                     FIRST        $10 MILLION AND    AND $200      $200 MILLION        EXCESS OVER
          PORTFOLIO               $10 MILLION      $50 MILLION        MILLION      AND $500 MILLION    $500 MILLION
          ---------               -----------     ---------------   -----------    ----------------    ------------
 Mid Cap Core Trust........           0.850%          0.800%            0.775%         0.750%              0.725%


                                                                              BETWEEN
                                                           BETWEEN          $300 MILLION
                                           FIRST        $100 MILLION AND     AND $500        EXCESS OVER
          PORTFOLIO                     $100 MILLION    $300 MILLION          MILLION        $500 MILLION
          ---------                     ------------    ----------------    ------------     ------------
 Large Cap Value Trust.....                 0.750%          0.750%              0.725%           0.700%


ALL CAP VALUE TRUST


                                                                  BETWEEN
                                              FIRST            $250 MILLION AND      EXCESS OVER
          PORTFOLIO                        $250 MILLION        $500 MILLION          $500 MILLION
          ---------                        ------------        ---------------       ------------
 All Cap Value Trust.......                0.750%              0.700%                0.650%

        The Percentage Fee for each Portfolio shall be paid daily to the Adviser. The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

                         MANUFACTURERS INVESTMENT TRUST
                              SUBADVISORY AGREEMENT

        AGREEMENT made this 1st day of May, 2003, between Manufacturers Securities Services, LLC, a Delaware limited liability company (the "Adviser"), and Fund Asset Management, L.P., a Delaware limited partnership (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.      APPOINTMENT OF SUBADVISER

        The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of Manufacturers Investment Trust (the "Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

2.      SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

a. Subject always to the direction and control of the Trustees of the Trust, the Subadviser will manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolios' registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Subadviser will:

        i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

        ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended;

        iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

        iv. regularly report to the Trustees of the Trust with respect to the implementation of these investment programs; and

        v. provide assistance to the Trust's Custodian regarding the fair value of securities held by the Portfolios for which market quotations are not readily available.

b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios (excluding determination of net asset value and shareholder accounting services).

c. The Subadviser will select brokers and dealers to effect all transactions subject to the following conditions: The Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolios in accordance with all applicable "best execution" principles and such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. The Subadviser may negotiate and pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

e. The Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

g. The Subadviser shall vote all proxies received in connection with securities held by the Portfolios.

3.      COMPENSATION OF SUBADVISER

        The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

4.      LIABILITY OF SUBADVISER

        Neither the Subadviser nor any of its directors, officers or employees shall be liable to the Adviser or the Trust for any error of judgment or mistake of law or for any loss suffered by the Adviser or Trust in connection with the matters to which this Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of the Subadviser or any of its directors.

5.      CONFLICTS OF INTEREST

        It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as trustees, officers, partners or otherwise; that employees, agents and partners of the Subadviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the limited partnership agreement of the Subadviser, respectively, or by specific provision of applicable law.

6.      REGULATION

        The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

7.      DURATION AND TERMINATION OF AGREEMENT

        This Agreement shall become effective with respect to each Portfolio on the later of (i) its execution and (ii) the date of the meeting of the Board of Trustees of the Trust, at which meeting this Agreement is approved as described below. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.

        If any required shareholder approval of this Agreement or any continuance of the Agreement is not obtained, the Subadviser will continue to act as investment subadviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of a new contract with the Subadviser or a different adviser or subadviser or other definitive action; provided, that the compensation received by the Subadviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

        This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust or, with respect to any Portfolio, by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

8.      PROVISION OF CERTAIN INFORMATION BY SUBADVISER

        The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. any change in actual control or management of the Subadviser of any Portfolio.

9.      SERVICES TO OTHER CLIENTS

        The Adviser understands, and has advised the Trust's Board of Trustees, that the Subadviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts and as investment adviser or subadviser to other investment companies. Further, the Adviser understands, and has advised the Trust's Board of Trustees that the Subadviser and its affiliates may give advice and take action for its accounts, including investment companies, which differs from advice given on the timing or nature of action taken for the Portfolio. The Subadviser is not obligated to initiate transactions for a Portfolio in any security which the Subadviser, its partners, affiliates or employees may purchase or sell for their own accounts or other clients.

                    10. CONSULTATIONS WITH OTHER SUBADVISERS

        The Subadviser is prohibited from consulting with the entities listed below concerning transactions for a Portfolio in securities or other assets:

1.      other subadvisers to a Portfolio;

2.      other subadvisers to a Trust portfolio; and

3. other subadvisers to a portfolio under common control with the Portfolio.


11.     AMENDMENTS TO THE AGREEMENT

        This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Trust.

12.     ENTIRE AGREEMENT

        This Agreement contains the entire understanding and agreement of the parties.

13.     HEADINGS

        The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14.     NOTICES

        All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

15.     SEVERABILITY

        Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16.     GOVERNING LAW

        The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

17.     LIMITATION OF LIABILITY

        The Agreement and Declaration of Trust dated September 28, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "Manufacturers Investment Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.



                                    Manufacturers Securities Services, LLC

        by:    The Manufacturers Life Insurance Company (U.S.A.),
                  Managing Member



_________________________




                                     Fund Asset Management, L.P



                                     by:   _____________________________________

                                   APPENDIX A

        The Subadviser shall serve as investment subadviser for the following portfolio of the Trust. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement, the fee computed separately for each such Portfolio at an annual rate as follows (the "Subadviser Percentage Fee"):


                                                                          BETWEEN
                                                         BETWEEN        $300 MILLION
                                           FIRST      $100 MILLION AND   AND $500      EXCESS OVER
          PORTFOLIO                     $100 MILLION  $300 MILLION        MILLION      $500 MILLION
---------------------------             ------------  ----------------  ------------   ------------
 Large Cap Value (Merrill).             %             %                 %              %

        The Subadviser Percentage Fee for each Portfolio shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Subadviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

        If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                SUB-ITEM 77Q1(g)




                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is made this 2nd day of April, 2003, by Manufacturers Investment Trust (the "Trust"), a Massachusetts business trust, on behalf of the Telecommunications Trust, the Internet Technologies Trust, the Mid Cap Growth Trust and the Mid Cap Opportunities Trust (collectively, the "Transferor Portfolios") and the Science & Technology Trust and the Dynamic Growth Trust (collectively, the "Acquiring Portfolios").

        The following table depicts each specific Transferor Portfolio and the corresponding Acquiring Portfolio with which such Transferor Portfolio will be combined.

               Transferor Portfolio                Acquiring Portfolio
               --------------------                -------------------

               Telecommunications Trust            Science & Technology Trust
               Internet Technologies Trust         Science & Technology Trust

               Mid Cap Growth Trust                Dynamic Growth Trust
               Mid Cap Opportunities Trust         Dynamic Growth Trust

        WHEREAS, the Board of Trustees of the Trust has determined that the transfer of all of the assets and liabilities of each Transferor Portfolio to the corresponding Acquiring Portfolio, noted above, is in the best interests of each Transferor Portfolio and the corresponding Acquiring Portfolio, as well as the best interests of shareholders and owners of variable life and annuity contracts funded by shares of the Transferor Portfolios and the Acquiring Portfolios, and that the interests of existing shareholders and contract owners would not be diluted as a result of this transaction;

        WHEREAS, the Trust intends to provide for the reorganization of the Transferor Portfolios (the "Reorganization") through the acquisition by each of the Acquiring Portfolios of all of the assets, subject to all of the liabilities, of each of its corresponding Transferor Portfolios in exchange for Series I and Series II shares of beneficial interest, par value $.01 per share, of such Acquiring Portfolio (the "Acquiring Portfolio Shares"), the liquidation of the Transferor Portfolios and the distribution to Transferor Portfolio shareholders of such Acquiring Portfolio Shares, all pursuant to the provisions of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code");

        NOW, THEREFORE, in consideration of the mutual promises herein contained, the Transferor Portfolios and the Acquiring Portfolios hereto agree as follows:

1. TRANSFER OF ASSETS OF THE TRANSFEROR PORTFOLIOS IN EXCHANGE FOR THE ACQUIRING PORTFOLIO SHARES AND LIQUIDATION OF THE TRANSFEROR PORTFOLIOS

     (a) Plan of Reorganization.

     (i) The Trust on behalf of each Transferor Portfolio listed above, will convey, transfer and deliver the assets of each Transferor Portfolio to the Acquiring Portfolio set forth opposite its name in the table above (each such Acquiring Portfolio being the "Corresponding Acquiring Portfolio" of the Transferor Portfolio set forth opposite its name, and each such Transferor Portfolio being the "Corresponding Transferor Portfolio" of the Acquiring Portfolio set forth opposite its name) all of the then existing assets of such Transferor Portfolio (consisting, without limitation, of portfolio securities and instruments, dividend and interest receivables, cash and other assets). In consideration thereof, the Trust on behalf of each Acquiring Portfolio will (A) assume and pay, to the extent that they exist on or after the Effective Time of the Reorganization (as defined in Section 1(b)(i) hereof), all of the obligations and liabilities of the Corresponding Transferor Portfolio and (B) issue and deliver to the Corresponding Transferor

Portfolio that number of full and fractional Series I and Series II shares of the Corresponding Acquiring Portfolio as determined in Section 1(c) hereof. Any Series I and Series II shares of capital stock (if any), par value $.01 per share, of the Transferor Portfolios ("Transferor Portfolio Shares") held in the treasury of the Trust at the Effective Time of the Reorganization shall thereupon be retired. Such transactions shall take place on the date provided for in Section 1(b) hereof (the "Exchange Date"). All computations for the Transferor Portfolios and the Acquiring Portfolios shall be performed by State Street Bank and Trust Company (the "Custodian"), as custodian and pricing agent for the Transferor Portfolios and the Acquiring Portfolios. The determination of said Custodian shall be conclusive and binding on all parties in interest.

      (ii) As of the Effective Time of the Reorganization, each Transferor Portfolio will liquidate and distribute pro rata to its shareholders of record ("Transferor Portfolio shareholders") as of the Effective Time of the Reorganization the Acquiring Portfolio Shares received by such Transferor Portfolio pursuant to Section 1(a)(i) in actual or constructive exchange for the shares of the Transferor Portfolio held by the Transferor Portfolio shareholders. The holders of Series I and Series II shares of each Transferor Portfolio will receive, respectively, Series I and Series II shares of the Corresponding Acquiring Portfolio. Such liquidation and distribution will be accomplished by the transfer of the Corresponding Acquiring Portfolio Shares then credited to the account of each Transferor Portfolio on the books of the Corresponding Acquiring Portfolio, to open accounts on the share records of the Corresponding Acquiring Portfolio in the names of the Transferor Portfolio shareholders and representing the respective pro-rata number of the Acquiring Portfolio Shares due such shareholders. The Acquiring Portfolios will not issue certificates representing the Acquiring Portfolio Shares in connection with such exchange.

     (iii) As soon as practicable after the Effective Time of the Reorganization, the Trust shall take all the necessary steps under Massachusetts law, the Trust's Declaration of Trust and any other applicable law to effect a complete dissolution of the Transferor Portfolios.

     (iv) The Reorganization shall occur as to each Transferor Portfolio only if it also occurs as to the other Transferor Portfolio having the same Corresponding Acquiring Portfolio.

     (b) Exchange Date and Effective Time of the Reorganization.

     (i) Subject to the satisfaction of the conditions to the Reorganization specified in this Plan, the Reorganization shall occur as to each Transferor Portfolio (provided it also occurs as to the other Transferor Portfolio having the same Corresponding Acquiring Portfolio) as of the close of regularly scheduled trading on the New York Stock Exchange (the "Effective Time of the Reorganization") on the day (the "Exchange Date") which is the later of (A) the final adjournment of the meeting of the holders of Transferor Portfolio shares at which this Plan will be considered, (B) immediately after the close of business on May 2, 2003 and (C) such later day as the Trust may determine.

     (ii) All acts taking place on the Exchange Date shall be deemed to take place simultaneously as of the Effective Time of the Reorganization unless otherwise provided.

     (iii) In the event that on the proposed Exchange Date (A) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (B) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate valuation of the net assets of the Acquiring Portfolios or the Transferor Portfolios is impracticable, the Exchange Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

     (iv) On the Exchange Date, portfolio securities of the Transferor Portfolios shall be transferred by the Custodian to the accounts of the Corresponding Acquiring Portfolios duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof.

     (c) Valuation.

     (i) The net asset value per share of the Series I and Series II shares of each Acquiring Portfolio and the net value of the assets of each Corresponding Transferor Portfolio to be transferred in exchange for such Series I and Series II shares shall be determined as of the Effective Time of the Reorganization. The net asset value per share of the Series

I and Series II shares of the Acquiring Portfolios shall be computed by the Custodian in the manner set forth in the Trust's Declaration of Trust or By-laws and then current prospectus and statement of additional information and shall be computed to not less than two decimal places. The net value of the assets of each Transferor Portfolio to be transferred shall be computed by the Custodian by calculating the value of the assets of the Transferor Portfolio and by subtracting therefrom the amount of the liabilities assigned and transferred to the Corresponding Acquiring Portfolio, said assets and liabilities to be valued in the manner set forth in the Trust's Declaration of Trust or By-laws and then current prospectus and statement of additional information.

     (ii) The number of Series I and Series II shares of the Acquiring Portfolios to be issued (including fractional shares, if any) by each Acquiring Portfolio in exchange for each Corresponding Transferor Portfolio's assets shall be determined by dividing the net value of the assets of such Transferor Portfolio attributable to shares of each class and to be transferred by the net asset value per shares of the corresponding Series I and Series II shares of such Acquiring Portfolio, both as determined in accordance with Section 1(c)(i).

     (iii) All computations of value shall be made by the Custodian in accordance with its regular practice as pricing agent for the Acquiring Portfolios and the Transferor Portfolios.

2. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING PORTFOLIOS

     Each of the Acquiring Portfolios represents and warrants as follows:

     (a) Organization, Existence, etc. The Trust is a business trust that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the power to carry on its business as it is now being conducted. Each Acquiring Portfolio is a validly existing series of shares of such business trust representing interests therein under the laws of Massachusetts. Each of the Acquiring Portfolios and the Trust has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as now being conducted.

     (b) Registration as Investment Company. The Trust is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end investment company of the management type; such registration has not been revoked or rescinded and is in full force and effect.

     (c) Current Offering Documents. The current prospectus of the Trust dated May 1, 2002, and the current statement of additional information of the Trust dated October 7, 2002, as each may be supplemented or amended, included in the Trust's registration statement on Form N-1A filed with the Securities and Exchange Commission ("Commission"), comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Act and do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Capitalization. The Trust has an unlimited number of authorized shares of beneficial interest, par value $.01 per share, of which as of January 27, 2003 there were outstanding the following numbers of shares of the Acquiring
Portfolios: 46,768,203 Series I shares and 1,548,003 Series II shares of the Science & Technology Trust and 18,624,172 Series I shares and 1,293,514 Series II shares of the Dynamic Growth Trust, and no shares of such portfolios were held in the treasury of the Trust. All of the outstanding shares of the Trust have been duly authorized and are validly issued, fully paid and nonassessable (except as disclosed in the Trust's prospectus and recognizing that under Massachusetts law, shareholders of a Trust portfolio could, under certain circumstances, be held personally liable for the obligations of such Trust portfolio). Because the Trust is an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares may change prior to the Effective Time of the Reorganization. All of the issued and outstanding shares of each of the Acquiring Portfolios have been offered and sold in compliance in all material respects with applicable registration requirements of the Securities Act and applicable state securities laws.

     (e) Financial Statements. The financial statements of the Trust for the fiscal year ended December 31, 2002, which have been audited by PricewaterhouseCoopers LLP, fairly present the financial position of the Acquiring Portfolios as of the dates thereof and the respective results of operations and changes in net assets for each of the periods indicated in accordance with generally accepted accounting principles ("GAAP").

     (f) Shares to be Issued Upon Reorganization. The Acquiring Portfolio Shares to be issued in connection with the Reorganization will be duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and nonassessable (except as disclosed in the Trust's prospectus and recognizing that under Massachusetts law, shareholders of a Trust portfolio could, under certain circumstances, be held personally liable for the obligations of such portfolio).

     (g) Authority Relative to this Plan. The Trust, on behalf of the Acquiring Portfolios, has the power to enter into this Plan and to carry out its obligations hereunder. The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly authorized by the Trust's Board of Trustees and no other proceedings by the Trust other than those contemplated under this Plan are necessary to authorize its officers to effectuate this Plan and the transactions contemplated hereby. The Trust is not a party to or obligated under any provision of its Declaration of Trust or By-laws, or under any indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by or which would prevent its execution and performance of this Plan in accordance with its terms.

     (h) Liabilities. There are no liabilities of the Acquiring Portfolios, whether actual or contingent and whether or not determined or determinable, other than liabilities disclosed or provided for in the Trust's Financial Statements with respect to the Acquiring Portfolios and liabilities incurred in the ordinary course of business subsequent to December 31, 2002 or otherwise previously disclosed to the Trust with respect to the Acquiring Portfolios, none of which has been materially adverse to the business, assets or results of operations of the Acquiring Portfolios.

     (i) No Material Adverse Change. Since December 31, 2002, there has been no material adverse change in the financial condition, results of operations, business, properties or assets of the Acquiring Portfolios, other than those occurring in the ordinary course of business (for these purposes, a decline in net asset value and a decline in net assets due to redemptions do not constitute a material adverse change).

     (j) Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of the Trust, threatened which would adversely affect the Trust or the Acquiring Portfolios' assets or business or which would prevent or hinder consummation of the transactions contemplated hereby, there are no facts which would form the basis for the institution of administrative proceedings against the Trust or the Acquiring Portfolios and, to the knowledge of the Trust, there are no regulatory investigations of the Trust or the Acquiring Portfolios, pending or threatened, other than routine inspections and audits.

     (k) Contracts. No default exists under any material contract or other commitment to which the Trust, on behalf of any Acquiring Portfolio, is subject.

     (l) Taxes. The federal income tax returns of the Trust with respect to each Acquiring Portfolio, and all other income tax returns required to be filed by the Trust with respect to each Acquiring Portfolio, have been filed for all taxable years to and including December 31, 2001, and all taxes payable pursuant to such returns have been paid. To the knowledge of the Trust, no such return is under audit and no assessment has been asserted in respect of any such return. All federal and other taxes owed by the Trust with respect to the Acquiring Portfolios have been paid so far as due. The Trust and each Acquiring Portfolio currently are, and will continue to be up until and at the Exchange Date, in compliance with Section 817(h) of the Code.

     (m) No Approvals Required. Except for the Registration Statement (as defined in Section 4(a) hereof) and the approval of the Transferor Portfolios' shareholders (referred to in Section 6(a) hereof), no consents, approvals, authorizations, registrations or exemptions under federal or state laws are necessary for the consummation by the Trust of the Reorganization, except such as have been obtained as of the date hereof.

3. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR PORTFOLIOS

     Each of the Transferor Portfolios represents and warrants as follows:

     (a) Organization, Existence, etc. The Trust is a business trust that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the power to carry on its business as it is now being conducted. Each Transferor Portfolio is a validly existing series of shares of such business trust representing interests therein under the laws of Massachusetts. Each of the Transferor Portfolios and the Trust has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as now being conducted.

     (b) Registration as Investment Company. The Trust is registered under the Act as an open-end investment company of the management type; such registration has not been revoked or rescinded and is in full force and effect.

     (c) Current Offering Documents. The current prospectus of the Trust dated May 1, 2002, and the current statement of additional information of the Trust dated October 7, 2002, as each may be supplemented or amended, included in the Trust's registration statement on Form N-1A filed with the Commission, comply in all material respects with the requirements of the Securities Act and the Act and do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Capitalization. The Trust has an unlimited number of authorized shares of beneficial interest, par value $.01 per share, of which as of January 27, 2003 there were outstanding the following numbers of shares of the Transferor
Portfolios: 2,774,827 Series I shares and 723,184 Series II shares of the Telecommunications Trust, 10,746,163 Series I shares and 1,149,989 Series II shares of the Internet Technologies Trust, 4,459,705 Series I shares and 1,239,689 Series II shares of the Mid Cap Growth Trust and 2,357,666 Series I shares and 693,464 Series II shares of the Mid Cap Opportunities Trust, and no shares of such portfolios were held in the treasury of the Trust. All of the outstanding shares of the Trust have been duly authorized and are validly issued, fully paid and nonassessable (except as disclosed in the Trust's prospectus and recognizing that under Massachusetts law, shareholders of a Trust portfolio could, under certain circumstances, be held personally liable for the obligations of such Trust portfolio). Because the Trust is an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares may change prior to the Effective Time of the Reorganization. All such shares will, at the Exchange Date, be held by the shareholders of record of the Transferor Portfolios as set forth on the books and records of the Trust in the amounts set forth therein, and as set forth in any list of shareholders of record provided to the Acquiring Portfolios for purposes of the Reorganization, and no such shareholders of record will have any preemptive rights to purchase any Transferor Portfolio shares, and the Transferor Portfolios do not have outstanding any options, warrants or other rights to subscribe for or purchase any Transferor Portfolio shares (other than any existing dividend reinvestment plans of the Transferor Portfolios or as set forth in this Plan), nor are there outstanding any securities convertible into any shares of the Transferor Portfolios (except pursuant to any existing exchange privileges described in the current prospectus and statement of additional information of the Trust). All of each Transferor Portfolio's issued and outstanding shares have been offered and sold in compliance in all material respects with applicable registration requirements of the Securities Act and applicable state securities laws.

     (e) Financial Statements. The Trust's Financial Statements fairly present the financial position of the Transferor Portfolios as of the dates thereof and the respective results of operations and changes in net assets for each of the periods indicated in accordance with GAAP.

     (f) Authority Relative to this Plan. The Trust, on behalf of the Transferor Portfolios, has the power to enter into this Plan and to carry out its obligations hereunder. The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly authorized by the Trust's Board of Trustees and no other proceedings by the Trust other than those contemplated under this Plan are necessary to authorize its officers to effectuate this Plan and the transactions contemplated hereby. The Trust is not a party to or obligated under any provision of its Declaration of Trust or By-laws, or under any indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by or which would prevent its execution and performance of this Plan in accordance with its terms.

     (g) Liabilities. There are no liabilities of the Transferor Portfolios, whether actual or contingent and whether or not determined or determinable, other than liabilities disclosed or provided for in the Trust's Financial Statements with respect to the Transferor Portfolios and liabilities incurred in the ordinary course of business subsequent to December 31, 2002 or otherwise previously disclosed to the Trust with respect to the Transferor Portfolios, none of which has been materially adverse to the business, assets or results of operations of the Transferor Portfolios.

     (h) No Material Adverse Change. Since December 31, 2002, there has been no material adverse change in the financial condition, results of operations, business, properties or assets of the Transferor Portfolios, other than those occurring in the ordinary course of business (for these purposes, a decline in net asset value and a decline in net assets due to redemptions do not constitute a material adverse change).

     (i) Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of the Trust, threatened which would adversely affect the Trust or the Transferor Portfolios' assets or business or which would prevent or hinder consummation of the transactions contemplated hereby, there are no facts which would form the basis for the institution of administrative proceedings against the Trust or the Transferor Portfolios and, to the knowledge of the Trust, there are no regulatory investigations of the Trust or the Transferor Portfolios, pending or threatened, other than routine inspections and audits.

     (j) Contracts. The Trust, on behalf of the Transferor Portfolios, is not subject to any contracts or other commitments (other than this Plan) which will not be terminated with respect to the Transferor Portfolios without liability to the Trust or the Transferor Portfolios as of or prior to the Effective Time of the Reorganization.

     (k) Taxes. The federal income tax returns of the Trust with respect to each Transferor Portfolio, and all other income tax returns required to be filed by the Trust with respect to each Transferor Portfolio, have been filed for all taxable years to and including December 31, 2001, and all taxes payable pursuant to such returns have been paid. To the knowledge of the Trust, no such return is under audit and no assessment has been asserted in respect of any such return. All federal and other taxes owed by the Trust with respect to the Transferor Portfolios have been paid so far as due. The Trust and each Transferor Portfolio currently are, and will continue to be up until and at the Exchange Date, in compliance with Section 817(h) of the Code.

     (l) No Approvals Required. Except for the Registration Statement (as defined in Section 4(a) hereof) and the approval of the Transferor Portfolios' shareholders referred to in Section 6(a) hereof, no consents, approvals, authorizations, registrations or exemptions under federal or state laws are necessary for the consummation by the Trust of the Reorganization, except such as have been obtained as of the date hereof.

4. COVENANTS OF THE ACQUIRING PORTFOLIOS

     Each of the Acquiring Portfolios covenants to the following:

     (a) Registration Statement. On behalf of the Acquiring Portfolios, the Trust shall file with the Commission a Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act relating to the Acquiring Portfolio Shares issuable hereunder and the proxy statement of the Transferor Portfolios relating to the meeting of the Transferor Portfolios' shareholders referred to in Section 5(a) herein. At the time the Registration Statement becomes effective, the Registration Statement (i) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the "Regulations") and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Registration Statement becomes effective, at the time of the Transferor Portfolios shareholders' meeting referred to in Section 5(a) hereof, and at the Effective Time of the Reorganization, the prospectus/proxy statement (the "Prospectus") and statement of additional information (the "Statement of Additional Information") included therein, as amended or supplemented by any amendments or supplements filed by the Trust, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Cooperation in Effecting Reorganization. The Acquiring Portfolios agree to use all reasonable efforts to effectuate the Reorganization, to continue in operation thereafter, and to obtain any necessary regulatory approvals for the Reorganization. The Acquiring Portfolios shall furnish such data and information relating to each Acquiring Portfolio as shall be reasonably requested for inclusion in the information to be furnished to the Transferor Portfolio shareholders in connection with the meeting of the Transferor Portfolios' shareholders for the purpose of acting upon this Plan and the transactions contemplated herein.

     (c) Operations in the Ordinary Course. Except as otherwise contemplated by this Plan, each of the Acquiring Portfolios shall conduct its business in the ordinary course until the consummation of the Reorganization, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions.

5. COVENANTS OF THE TRANSFEROR PORTFOLIOS

     Each of the Transferor Portfolios covenants to the following:

     (a) Meeting of the Transferor Portfolios' Shareholders. The Trust shall call and hold a meeting of the shareholders of each Transferor Portfolio for the purpose of acting upon this Plan and the transactions contemplated herein.

     (b) Portfolio Securities. With respect to the assets to be transferred in accordance with Section 1(a), each Transferor Portfolio's assets shall consist of all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, claims and receivables (including dividend and interest receivables) owned, and any deferred or prepaid expenses shown as an asset on the Trust's books. At least five (5) business days prior to the Exchange Date, each Transferor Portfolio will provide the Trust, for the benefit of each Corresponding Acquiring Portfolio, with a list of its assets and a list of its stated liabilities. Each Transferor Portfolio shall have the right to sell any of the securities or other assets shown on the list of assets prior to the Exchange Date but will not, without the prior approval of the Trust, on behalf of the Corresponding Acquiring Portfolio, respectively, acquire any additional securities other than securities which the Corresponding Acquiring Portfolio is permitted to purchase, pursuant to its investment objective and policies or otherwise (taking into consideration its own portfolio composition as of such date). In the event that any Transferor Portfolio holds any investments that its Corresponding Acquiring Portfolio would not be permitted to hold, the Transferor Portfolio will dispose of such securities prior to the Exchange Date to the extent practicable and to the extent that its shareholders would not be materially affected in an adverse manner by such a disposition. In addition, the Trust will prepare and deliver immediately prior to the Effective Time of the Reorganization, a Statement of Assets and Liabilities of each Transferor Portfolio, prepared in accordance with GAAP (each, a "Schedule"). All securities to be listed in the Schedule for a Transferor Portfolio as of the Effective Time of the Reorganization will be owned by such Transferor Portfolio free and clear of any liens, claims, charges, options and encumbrances, except as indicated in such Schedule, and, except as so indicated, none of such securities is or, after the Reorganization as contemplated hereby, will be subject to any restrictions, legal or contractual, on the disposition thereof (including restrictions as to the public offering or sale thereof under the Securities Act) and, except as so indicated, all such securities are or will be readily marketable.

     (c) Registration Statement. In connection with the preparation of the Registration Statement, the Transferor Portfolios will cooperate with the Acquiring Portfolios and will furnish to the Trust the information relating to the Transferor Portfolios required by the Securities Act and the Regulations to be set forth in the Registration Statement (including the Prospectus and Statement of Additional Information). At the time the Registration Statement becomes effective, the Registration Statement, insofar as it relates to the Transferor Portfolios, (i) will comply in all material respects with the provisions of the Securities Act and the Regulations and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Registration Statement becomes effective, at the time of the Transferor Portfolios' shareholders' meeting referred to in Section 5(a) and at the Effective Time of the Reorganization, the Prospectus and Statement of Additional Information, as amended or supplemented by any amendments or supplements filed by the Trust, insofar as they relate to the Transferor Portfolios, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the Registration Statement, Prospectus or Statement of Additional Information made in reliance upon and in conformity with information furnished by the Transferor Portfolios for use in the Registration Statement, Prospectus or Statement of Additional Information as provided in this
Section 5(c).

     (d) Cooperation in Effecting Reorganization. The Transferor Portfolios agree to use all reasonable efforts to effectuate the Reorganization and to obtain any necessary regulatory approvals for the Reorganization.

     (e) Operations in the Ordinary Course. Except as otherwise contemplated by this Plan, each of the Transferor Portfolios shall conduct its business in the ordinary course until the consummation of the Reorganization, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions.

     (f) Statement of Earnings and Profits. As promptly as practicable, but in any case within 60 days after the Exchange Date, the Trust on behalf of each Transferor Portfolio, shall prepare a statement of the earnings and profits of each Transferor Portfolio for federal income tax purposes, and of any capital loss carryovers and other items that the Acquiring Portfolios will succeed to and take into account as a result of Section 381 of the Code.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRANSFEROR PORTFOLIOS

The obligations of each Transferor Portfolio with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

     (a) Approval by the Transferor Portfolios' Shareholders. This Plan and the transactions contemplated by the Reorganization shall have been approved by the requisite vote of the shares of each Transferor Portfolio entitled to vote on the matter ("Transferor Shareholder Approval").

     (b) Covenants, Warranties and Representations. Each of the Acquiring Portfolios shall have complied with each of its covenants contained herein, each of the representations and warranties contained herein shall be true in all material respects as of the Effective Time of the Reorganization (except as otherwise contemplated herein), and there shall have been no material adverse change (as described in Section 2(i)) in the financial condition, results of operations, business, properties or assets of each of the Acquiring Portfolios since December 31, 2002.

     (c) Regulatory Approval. The Registration Statement shall have been declared effective by the Commission and no stop orders under the Securities Act pertaining thereto shall have been issued and all other approvals, registrations, and exemptions under federal and state laws considered to be necessary shall have been obtained (collectively, the "Regulatory Approvals").

     (d) Tax Opinion. The Trust shall have received the opinion of Jorden Burt LLP, dated on or before the Exchange Date, addressed to and in form and substance satisfactory to the Trust, as to certain of the federal income tax consequences under the Code of the Reorganization, insofar as it relates to each Transferor Portfolio and its Corresponding Acquiring Portfolio (the "Tax Opinion"). For purposes of rendering the Tax Opinion, Jorden Burt LLP may rely exclusively and without independent verification, as to factual matters, upon the statements made in this Plan, the Prospectus and Statement of Additional Information, and upon such other written representations as the President or Treasurer of the Trust will have verified as of the Effective Time of the Reorganization. The Tax Opinion will be to the effect that, based on the facts and assumptions therein, for federal income tax purposes: (i) the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1) of the Code with respect to each Transferor Portfolio and its Corresponding Acquiring Portfolio; (ii) no gain or loss will be recognized by any of the Transferor Portfolios or the Corresponding Acquiring Portfolios upon the transfer of all of the assets and liabilities, if any, of each Transferor Portfolio to its corresponding Acquiring Portfolio solely in exchange for shares of the Acquiring Portfolio or upon the distribution of the shares of the Acquiring Portfolio to the holders of shares of the Transferor Portfolio solely in exchange for all of their shares of the Transferor Portfolio; (iii) no gain or loss will be recognized by shareholders of any of the Transferor Portfolios upon the exchange of such Transferor Portfolio's shares solely for shares of the Corresponding Acquiring Portfolio; (iv) the holding period and tax basis of the shares of each Acquiring Portfolio received by each holder of shares of the Corresponding Transferor Portfolio pursuant to the Reorganization will be the same as the holding period and tax basis of the shares of the Transferor Portfolio held by the shareholder (provided the shares of the Transferor Portfolios were held as a capital asset on the date of the Reorganization) immediately prior to the Reorganization; and (v) the holding period and tax basis of the assets of each of the Transferor Portfolios acquired by its Corresponding Acquiring Portfolio will be the same as the holding period and tax basis of those assets to each of the Transferor Portfolios immediately prior to the Reorganization.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING PORTFOLIOS

The obligations of each Acquiring Portfolio with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

     (a) Approval by the Transferor Portfolios' Shareholders. The Transferor Shareholder Approval shall have been obtained with respect to both Corresponding Transferor Portfolios.

     (b) Covenants, Warranties and Representations. Each of the Transferor Portfolios shall have complied with each of its covenants contained herein, each of the representations and warranties contained herein shall be true in all material respects as of the Effective Time of the Reorganization (except as otherwise contemplated herein), and there shall have been no material adverse change (as described in Section 3(h) in the financial condition, results of operations, business, properties or assets of each of the Transferor Portfolios since December 31, 2002.

     (c) Portfolio Securities. All securities to be acquired by each Acquiring Portfolio in the Reorganization shall have been approved for acquisition by Manulife Securities (or, at the discretion of Manulife Securities, by the subadviser for such Acquiring Portfolio) as consistent with the investment policies of such Acquiring Portfolio.

     (d) Regulatory Approval. The Regulatory Approvals shall have been obtained.

     (e) Distribution of Income and Gains. The Trust on behalf of the Transferor Portfolios shall have distributed to the shareholders of each Transferor Portfolio all of such Transferor Portfolio's investment company taxable income (without regard to the deductions for dividends paid) as defined in Section 852(b)(2) of the Code for its taxable year ending on the Exchange Date and all of its net capital gain as such term is used in Section 852(b)(3) of the Code, after reduction by any capital loss carryforward, for its taxable year ending on the Exchange Date.

     (f) Tax Opinion.  The Trust shall have received the Tax Opinion.

8. AMENDMENTS; TERMINATIONS; NO SURVIVAL OF COVENANTS, WARRANTIES AND REPRESENTATIONS

     (a) Amendments. The Trust may, by an instrument in writing authorized by the Board of Trustees, amend this Plan at any time before or after approval hereof by the shareholders of the Transferor Portfolios, but after such approval, no amendment shall be made which substantially changes the terms hereof.

     (b) Waivers. At any time prior to the Effective Time of the Reorganization, The Trust, on behalf of any or all of the Transferor Portfolios and Acquiring Portfolios, may by written instrument signed by it (i) waive any inaccuracies in the representations and warranties made to any such Portfolio contained herein and (ii) waive compliance with any of the covenants or conditions made for the benefit of any such Portfolio contained herein, except that conditions set forth in Sections 6(c) and 7(d) may not be waived.

     (c) Termination. This Plan may be terminated by the Trust, as to any or all of the Transferor Portfolios and the Acquiring Portfolios, at any time prior to the Effective Time of the Reorganization, whether before or after approval of this Plan by the shareholders of the Transferor Portfolios, without liability on the part of any party hereto, its Trustees, officers or shareholders, in the event that the Board of Trustees determines that proceeding with this Plan is not in the best interests of the shareholders or contract owners of any such Transferor Portfolio or Acquiring Portfolio or for any other reason.

     (d) Unless the Trust shall otherwise determine by written instrument, this Plan shall terminate without liability as of the close of business on September 1, 2003 if the Effective Time of the Reorganization is not on or prior to such date.

     (e) Survival. No representations, warranties or covenants in or pursuant to this Plan, except for the provisions of Section 5(f) and Section 9 of this Plan, shall survive the Reorganization.

9. EXPENSES

     The expenses of the Reorganization will be borne by the Transferor Portfolios and the Acquiring Portfolios. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Plan; (ii) expenses associated with the preparation and filing of the Registration Statement (other than registration fees payable to the Commission in respect of the registration of the Acquiring Portfolio shares registered thereby, which shall be payable by the respective Acquiring Portfolios in which such shares represent interests); (iii) fees and expenses of preparing and filing such forms as are necessary under any applicable state securities laws in connection with the Reorganization; (iv) postage; (v) printing; (vi) accounting fees; (vii) legal fees and (viii) solicitation costs relating to the Reorganization.

10. RELIANCE

     All covenants and agreements made under this Plan shall be deemed to have been material and relied upon by the Transferor Portfolios, the Acquiring Portfolios and the Trust notwithstanding any investigation made by such party or on its behalf.

11. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

     (a) The section and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

     (b) This Plan may be executed in any number of counterparts, each of which shall be deemed an original.

     (c) This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     (d) This Plan shall bind and inure to the benefit of the Trust, the Transferor Portfolios and the Acquiring Portfolios and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan.

     (e) The name "Manufacturers Investment Trust" is the designation of the Trustees under a Declaration of Trust dated September 29, 1988, as amended, and all persons dealing with the Trust must look solely to the Trust's property for the enforcement of any claims against the Trust, as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. No series of the Trust shall be liable for claims against any other series of the Trust.

 IN WITNESS WHEREOF, the undersigned have executed this Plan as of the date first above written.

                                       MANUFACTURERS INVESTMENT TRUST
                                          on behalf of the Transferor Portfolios

                                           BY:    /s/ JAMES D. GALLAGHER
                                           -------------------------------------
                                           Name:  James D. Gallagher
                                           Title: President


                                       MANUFACTURERS INVESTMENT TRUST
                                         on behalf of the Acquiring Portfolios

                                           BY:    /s/ GORDON SHONE
                                           -------------------------------------
                                           Name:  Gordon Shone
                                           Title: Assistant Treasurer